SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2004

SENETEK PLC

(Exact Name of Registrant as Specified in Charter)

England	0-14691	77-0039728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Airpark Road Napa, California	94558
(Address of Principal Executive Offices)	(Zip Code)

(707) 226-3900

(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of Material Definitive Agreements.

On September 30, 2004, Senetek PLC (the “Company”) completed its previously announced debt restructuring. Pursuant to the terms of the agreed restructuring between the Company and Pearl Waves, Ltd. and Wallington Investment Holdings Ltd, the holders of the Company’s Senior Secured Notes due April 1, 2007 (the “Notes”), the Company prepaid $1.6 million of the approximately $4.9 million outstanding on the Notes. The terms of the Notes were amended to provide for: (i) the interest rate on the outstanding principal amount is to remain 8.50% per annum (rather than rise to 9.75% per annum after April 1, 2004), (ii) the elimination of principal payments that would have been due in 2005 and 2006 and (iii) for the exchange of the Notes, at the option of the holders, for the Company’s ordinary shares at an exchange price of $.80 per ordinary share, subject to adjustment for stock splits and similar events. The Company has agreed that each holder’s obligation to complete any exchange of the principal amount of the Notes (or portions thereof) for ordinary shares is conditioned upon: (x) the registration statement with respect to such ordinary shares having been declared effective by the Securities and Exchange Commission (“SEC”) within thirty (30) days after the Company’s filing of such registration statement, (y) such registration statement being effective as at the scheduled closing date and (z) the SEC not have taken any action to suspend or revoke such effectiveness.

In connection with the refinancing, the Company’s Series A, Series B and Series D Warrants were amended. Each of these series of warrants were amended to provide that the Company may issue up to 500,000 ordinary shares under its previously approved share option plans without any adjustment to the warrant price or aggregate number of shares that may be received upon exercise. The Series A and B Warrant expiration date was extended from April 14, 2009 until March 4, 2011. In addition, the Series B Warrants were amended to provide that the exercise price on up to approximately 2.65 million Series B Warrants would be reduced from $1.25 to $0.50, on a pro rata basis, when, if and as portions of the Notes are exchanged for ordinary shares or repaid or immediately prior to the acquisition by a third party of all of the outstanding ordinary shares or all or substantially all of the assets of the Company. The holders of the Company’s Series A, B and D Warrants are Silver Creek Investments, Ltd., Bomoseen Investments, Ltd., Dandelion Investments, Ltd., Elstree Holdings, Ltd., and Alba Limited (Series D Warrants only).

The foregoing is a summary of the terms of the refinancing arrangements and does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the 3rd Amendment to Securities Purchase Agreement dated September 30, 2004, a copy of which is attached hereto as Exhibit 10.1 (including all the attachments thereto) and (ii) the letter agreement between the Company and each of the holders of the Series D Warrants dated September 30, 2004 (including the attached form of amended and restated Series D Warrant), a copy of which is attached hereto as Exhibit 10.2.

Item 3.02 Unregistered Sales of Equity Securities.

As noted in response to Item 1.01 above, on September 30, 2004 the Company completed a refinancing transaction with the existing holders of its Series A, B and D Warrants and its Notes. The terms of each of these instruments were amended as noted above. The Company did not receive any cash, securities, property or other proceeds from this refinancing transaction.

The refinancing transaction was offered only to existing holders of the Notes and the Warrants who each of whom are “accredited investors”, as such term is defined in accordance with the Securities Act of 1933, as amended. None of the Notes, the Series A, B or D Warrants or the ordinary shares issuable upon any exchange of the principal amount of the Notes have been registered under the Securities Act of 1933, or any state securities laws. The Company relied upon the exemption from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

As noted above in response to Item 1.01, however, it is a condition to the completion of any exchange of principal amount of Notes for ordinary shares for there to be an effective registration statement in relation to the ordinary shares to be received by the holders of the Notes in the exchange.

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The Series B Warrants are currently exercisable for $1.25 per ordinary share but, as noted above, approximately 2.65 million of such warrants may become exercisable for $0.50 per ordinary share when, if and as the Company’s Notes are exchanged for ordinary shares or repaid or in the event of the sale of all of the Company’s ordinary shares or assets to a third party. The Series A Warrants are exercisable for ordinary shares of the Company at a price of $1.00 per ordinary share and the Series D Warrants are exercisable for $0.40 per ordinary share. No change was made to the exercise price of the Series A or Series D Warrants in this refinancing transaction.

Item 8.01 Other Events

On October 4, 2004 Senetek issued a press release announcing the completion of the refinancing transaction on September 30, 2004. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) The following exhibits are filed as part of this report:

3rd Amendment to the Securities Purchase Agreement dated as of September 30, 2004 by and between the Company and the holders of the Company’s Senior Secured Notes, Series A Warrants and Series B Warrants is filed as Exhibit 10.1.

Letter Agreement dated September 30, 2004 by and between the Company and the holders of the Company’s Series D Warrants is filed as Exhibit 10.2.

Press release dated October 4, 2004 is filed as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2004	SENETEK PLC (Registrant)

	By:	/s/ Frank Massino
	Name:	Frank Massino
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Number	Description
10.1	3rd Amendment to the Securities Purchase Agreement dated as of September 30, 2004 by and between the Company and the holders of the Company’s Senior Secured Notes, Series A Warrants and Series B Warrants.

10.2	Letter Agreement dated September 30, 2004 by and between the Company and the holders of the Company’s Series D Warrants.

99.1	Press Release dated October 4, 2004 announcing the completion of the refinancing transaction ion September 30, 2004.

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